Exhibit 3.2
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF LIMITED PARTNERSHIP
OF
ELK CREEK, L.P.
Adopted September 27, 2011
     The undersigned, desiring to amend the Certificate of Limited Partnership of Elk Creek, L.P. (the “Partnership”) pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
     FIRST: The name of the Partnership is Elk Creek, L.P.
     SECOND: Article 1 of the Certificate of Limited Partnership of the Partnership is hereby amended and restated to read in its entirety as follows (the “Amendment”):
     “1. The name of the limited partnership is Armstrong Resource Partners, L.P.”
     THIRD: The Amendment was duly adopted in accordance with the provisions of the Agreement of Limited Partnership of the Partnership, dated as of March 31, 2008.
     IN WITNESS WHEREOF, the undersigned sole general partner of the Partnership has executed this Certificate of Amendment to Certificate of Limited Partnership of the Partnership as of September 27, 2011.
[Remainder of Page Left Intentionally Blank; Signature Page to Follow]

ELK CREEK GP, LLC
By:	/s/ Martin D. Wilson
Martin D. Wilson, Authorized Person

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